Exhibit 99.1

Silvaco Expands Product Offerings in Photonics and Wafer-Scale Plasma Modeling for AI Applications with Acquisition of Tech-X Corporation

SANTA CLARA, Calif., April 29, 2025 - Silvaco Group, Inc. (Nasdaq: SVCO) (“Silvaco” or the “Company”), a provider of TCAD, EDA software and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation, today announced the strategic acquisition of Tech-X Corporation, a leading provider of multi-physics simulation software used in applications such as Photonics, Electromagnetics and Plasma Dynamics.

Tech-X cutting-edge tools enable:
•Multi-physics simulation of electromagnetic, and electrostatics in complex dielectric and metallic environments;
•Combination of computational speed leveraging GPUs, and high-fidelity results for Photonics applications;
•Plasma Dynamics simulation trusted by engineers and researchers in aerospace and semiconductor manufacturing; and
•Monte Carlo simulation solution used for radiation analysis in aerospace applications.

By combining Tech-X’s unique multi-physics simulation tools with Silvaco’s Victory TCAD platform, customers will be able to create more accurate digital twin models for photonics, semiconductor devices and wafer-scale plasma etching —accelerating innovation across the industry. Tech-X brings deep expertise to Silvaco in developing state-of-the-art algorithms that harness high-performance, multi-node GPU-based computing to significantly improve simulation speed and accuracy.

“Bringing Tech-X’s expertise and multi-physics simulation technology into Silvaco represents a significant step forward in our growth strategy for expansion into AI applications with technologies, talent and new customers,” said Babak Taheri, CEO of Silvaco. “By leveraging our TCAD foundation, we are expanding further into fast multi-physics transistor-level simulation from device to wafer-scale geometries, for photonic components, processes, materials, and plasma modeling. We’re also thrilled to welcome Professor John Cary to the team. His 40+ years of experience in computational physics will play a key role in accelerating our innovation and expanding our presence in the rapidly growing photonics market.”

“We are excited to join forces with Silvaco and take advantage of the many synergistic capabilities between our organizations,” said John Cary, CTO of Tech-X and Professor of Physics at the University of Colorado, Boulder. “By leveraging Silvaco’s global reach and strong technical team, we see tremendous opportunities to expand the application of Tech-X’s advanced photonics and plasma modeling technologies across the semiconductor and photonics industries.”

Needham & Company acted as financial advisor to Silvaco in the transaction.

About Silvaco
Silvaco is a provider of TCAD, EDA software, and SIP solutions that enable semiconductor design and digital twin modeling through AI software and innovation. Silvaco’s solutions are used for semiconductor and photonics processes, devices, and systems development across display, power devices, automotive, memory, high performance compute, foundries, photonics, internet of things, and 5G/6G mobile markets for complex SoC design. Silvaco is headquartered in Santa Clara, California, and has a global presence with offices located in North America, Europe, Brazil, China, Japan, Korea, Singapore, and Taiwan. Learn more at silvaco.com.

Safe Harbor Statement This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Silvaco’s acquisition of Tech-X Corporation, technologies and product offerings, business strategy, plans and opportunities, industry and market trends including TAM estimates and the expected benefits and impact of the transaction and combined business on Silvaco’s growth. Forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Silvaco’s control. For example, the markets for Silvaco’s products and services may develop more slowly than expected or than they have in the past; operating results and cash flows may fluctuate more than expected; Silvaco may fail to successfully integrate Tech-X Corporation; Silvaco may fail to realize the anticipated benefits of the acquisition; Silvaco may incur unanticipated costs or other liabilities in connection with acquiring or integrating Tech-X Corporation; the potential impact of the announcement or consummation of the transaction on relationships with third parties, including employees, customers, partners and competitors; Silvaco may be unable to motivate and retain key personnel; changes in or failure to comply with legislation or government regulations could affect post-closing operations and results of operations; and macroeconomic and geopolitical conditions could deteriorate. The forward-looking statements included in this press release represent Silvaco’s views as of the date of this press release, and Silvaco disclaims any obligation to update any of them publicly in light of new information or future events.

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Contacts
Media Relations:
Tiffany Behany, press@silvaco.com

Investor Relations:
Greg McNiff, investors@silvaco.com